EXHIBIT 4.7










                       REGISTRATION RIGHTS AGREEMENT


                             THEGLOBE.COM, INC.


                              FEBRUARY 1, 1999

                             TABLE OF CONTENTS

                                                                       PAGE



1.  DEFINITIONS.............................................................1

2.  REGISTRATION; RESTRICTIONS ON TRANSFER..................................3
    2.1   Restrictions on Transfer..........................................3
    2.2   Shelf Registration................................................4
    2.3   Delay, Postponement and Suspension of Sale........................6
    2.4   Piggyback Registrations...........................................6
    2.5   Registration Expenses.............................................7
    2.6   Obligations of the Company........................................7
    2.7   Termination of Registration Rights...............................10
    2.8   Delay of Registration............................................10
    2.9   Indemnification..................................................10
    2.10  "Market Stand-Off"Agreement......................................13
    2.11  Rule 144 Reporting...............................................14

3.  CONFIDENTIALITY........................................................14

4.  GENERAL................................................................15
    4.1   Governing Law....................................................15
    4.2   Survival.........................................................15
    4.3   Successors and Assigns...........................................15
    4.4   Severability.....................................................15
    4.5   Amendment and Waiver.............................................15
    4.6   Delays or Omissions..............................................16
    4.7   Notices..........................................................16
    4.8   Attorneys'Fees...................................................16
    4.9   Headings.........................................................16
    4.10  Entire Agreement.................................................16
    4.11  Counterparts.....................................................16
    4.12  Third-Party Beneficiaries........................................17

                       REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of the 1st day of February, 1999, by and among theglobe.com, inc., a Delaware corporation (the "Company"), and the Persons listed on Exhibit A hereto.

     WHEREAS, pursuant to the Agreement and Plan of Merger, dated February 1, 1999 (the "Merger Agreement"), by and among the Company and certain of the Holders, pertaining to the acquisition by the Company of factorymall.com, inc., a Washington corporation, d/b/a Azazz.com (the "Acquired Company"), the Company has agreed to provide certain registration rights to the Holders as set forth herein; and

     WHEREAS, the foregoing parties desire to set forth their agreement as to the registration rights of the Holders;

     NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, agree as follows:

1.   DEFINITIONS.

     As used in this Agreement, the following terms shall have the following respective meanings:

     "ACQUIRED COMPANY" shall have the meaning set forth in the recitals hereto.

     "AUDITED FINANCIAL STATEMENTS" shall mean balance sheets, statements of operations, statements of stockholders' equity and statements of cash flows, including any pro forma financial statements (and any notes related to the foregoing) necessary in the Company's judgment in order to meet the requirements of Regulation S-X of the Securities Act or other federal laws applicable to the Company in connection with the Registration Statement contemplated hereby, covering any time period required by such securities laws, prepared in accordance with United States Generally Accepted Accounting Principles consistently applied and audited by a nationally recognized independent accounting firm selected by the Company, which firm has executed an unqualified opinion related to, and has consented to the inclusion of, such financial statements in such Registration Statement.

     "COMMON STOCK" shall mean the common stock, par value $.001 per share, of the Company.

     "COMPETITOR"   shall  mean  any  Person   engaged  in,  or  owning  or
controlling,   a  business  operating  an  Internet  Web  site,  an  online
e-commerce business or a virtual community Web site.

     "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section
3.

     "DELAY PERIOD" shall have the meaning set forth in Section 2.3

     "EFFECTIVE DATE" shall have the meaning set forth in Section 2.2.

     "EFFECTIVE PERIOD" shall have the meaning set forth in Section 2.2.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such similar federal statute.

     "FAMILY MEMBER" shall mean an individual's spouse, natural and adoptive children, siblings, parents and grandparents; provided that none of the foregoing is a Competitor of the Company.

     "HOLDER"  means  any  Person  listed on  Exhibit A hereto  who owns of record Registrable Securities or Warrants and who has executed a counterpart signature page to this Agreement, or any assignee of record of Registrable Securities or Warrants held by such Person in accordance with
Section 4.3 hereof.

     "MERGER AGREEMENT" shall have the meaning set forth in the recitals hereto.

     "PERSON" shall mean any individual, corporation, limited liability company, partnership, trust or association, or any other entity or organization, including any government entity.

     "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

     "REGISTRABLE SECURITIES" means (i) shares of Common Stock issued to the Holders pursuant to the Merger Agreement; (ii) any Common Stock issued upon exercise of the Warrants, to the extent permitted to be included in the Registration Statement by the SEC; and (iii) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and shall have remained effective for the Effective Period, (b) they may be sold by the Holder thereof pursuant to Rule 144 or any successor rule under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, or (d) they shall have ceased to be outstanding.

     "REGISTRATION STATEMENT" means a registration statement of the Company, filed with the Commission on an appropriate form, including any registration statement filed pursuant to the provisions of this Agreement, including the prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     "SEC" or "COMMISSION" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any such similar federal statute.

     "SHELF  REGISTRATION  STATEMENT"  shall have the  meaning set forth in
Section 2.2.

     "TRANSFER" shall have the meaning set forth in Section 2.1.

     "WARRANTS" shall mean warrants for common stock of the Acquired Company which were assumed by the Company pursuant to the Merger Agreement and exercisable for shares of Common Stock.

2.   REGISTRATION; RESTRICTIONS ON TRANSFER.

     2.1  RESTRICTIONS ON TRANSFER.

          (a) Each Holder agrees not to make any sale, offer for sale, pledge or other disposition (collectively, a "Transfer") of all or any portion of Registrable Securities or Warrants unless and until:

               (i) There is then in effect a Registration Statement under the Securities Act covering such proposed Transfer and such Transfer is made in accordance with such Registration Statement; or

               (ii) (A) The transferee has agreed in a letter addressed to the Company to be bound by this Agreement, (B) such Holder shall have notified the Company, in advance of the proposed Transfer, of the name and address of the proposed transferee and shall have furnished the Company with a detailed statement of the circumstances surrounding such proposed Transfer, (C) the transferee is not a Competitor of the Company, and (D) if requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such Transfer will not require registration of such shares under the Securities Act.

               (iii)  Notwithstanding  the provisions of paragraphs (i) and
(ii) above, no such Registration Statement or opinion of counsel shall be necessary for a Transfer by a Holder to the Holder's Family Members or trusts for the benefit of an individual Holder or such Holder's Family Members, provided, however, that such Holder shall have notified the Company in advance of the proposed Transfer, the name and address of the proposed transferee, and such transferee agrees in a letter addressed to the Company to be bound by all of the provisions of this Agreement to the same extent as if such transferee were an original Holder hereunder.

               (iv) In the case of any Transfer or exercise of a Warrant, the Holder shall deliver evidence reasonably satisfactory to the Company that such Holder is an "accredited investor" within the meaning of that term as defined in Rule 501 promulgated under the Securities Act.

          (b) Each certificate representing Registrable Securities or Warrants shall be stamped or otherwise imprinted with the following legends:

               (i) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

               (ii) ANY LEGEND  REQUIRED  BY  APPLICABLE  STATE  SECURITIES
                    LAWS.

          (c) The Company shall promptly reissue certificates without the legend specified in Section 2.1(b)(i) at the request of any Holder who has obtained an opinion of counsel (which counsel may be counsel to the Company, but the Company shall not be required to have its counsel deliver such opinion) or other evidence in each case reasonably acceptable to the Company to the effect that the Registrable Securities or Warrants proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (d) Any legend endorsed on a certificate representing Registrable Securities or Warrants pursuant to applicable state securities laws and the stop-transfer instructions with respect to such Registrable Securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2.2 SHELF REGISTRATION. (a) The Company agrees to use its commercially reasonable best efforts to file with the SEC no later than twenty (20) days following the receipt of completed Audited Financial Statements of the Acquired Company, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act (the "Shelf Registration Statement") covering all of the Registrable Securities. The Shelf Registration Statement shall be on Form S-1 under the Securities Act or another appropriate form permitting registration of the Registrable Securities for resale by the Holders thereof; provided that the Company may at any time amend the Shelf Registration Statement to amend the form on which such registration statement has been filed, so long as permitted by applicable federal law. The Company shall use its commercially reasonable best efforts to cause the Shelf Registration Statement to be declared effective pursuant to the Securities Act as promptly as practicable following the filing thereof (the "Effective Date"), and to keep the Shelf Registration Statement effective under the Securities Act for a period of twenty (20) business days after the Effective Date (the "Effective Period"), or such shorter period ending upon the earlier of (i) the time which all of the Registrable Securities covered by the Shelf Registration Statement have been sold in the manner set forth in the Shelf Registration Statement, or (ii) such securities otherwise cease to be Registrable Securities as defined herein. The Company shall use commercially reasonable efforts to obtain Audited Financial Statements of the Acquired Company within 45 calendar days of the date of this Agreement.

          (b) To the extent that the Company may file the Shelf Registration Statement with the SEC at an earlier time than the completed Audited Financial Statements of the Acquired Company are available, only as permitted by and in compliance with the Securities Act in the judgment of the Company, the Company will use commercially reasonable best efforts in order to effect such filing; provided that the Company will not be required to make such filing until 20 days after its Audited Financial Statements for 1998 are available. Any filing made in accordance with this Section 2.3(b) shall satisfy the Company's obligation to file any Shelf Registration Statement pursuant to the first sentence of Section 2.2(a) above.

          (c) No Holder may include any of its Registrable Securities in the Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, as soon as practicable after the date hereof but in no event later than five (5) business days prior to the Effective Date, the information specified in
Item 507 or 508 of Regulation S-K promulgated under the Securities Act, as applicable, for use in connection with the Shelf Registration Statement or prospectus or preliminary prospectus included therein. Each selling Holder agrees to promptly furnish such information and any additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

          (d) The Company shall not be required to effect a registration as set forth in this Section 2.2 in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or to pay taxes wherein it would not but for the requirements of this Agreement be obligated to be so qualified or to consent to general service of process or pay taxes in any such state or jurisdiction effecting such registration, qualification or compliance.

          (e) The Company shall not have any further  obligation under this
Section 2.2 if the Shelf Registration Statement has been effective for the Effective Period.

          (f) Each Holder shall, upon five (5) business days' notice to the Company (or such shorter period acceptable to the Company), have the right to withdraw from the Shelf Registration Statement provided such withdrawal occurs prior to the Effective Date.

          (g) In the event of any sale or disposition of Registrable Securities pursuant to the Shelf Registration Statement as provided in this
Section 2.2, each Holder that has sold or disposed of Registrable Securities thereunder will promptly notify the Company in writing of the amount of Registrable Securities sold or disposed of by such Holder.

          (h) Each Holder hereby agrees that upon expiration of the Effective Period, such Holder will immediately discontinue any distribution, disposition or sale of Registrable Securities pursuant to the Shelf Registration Statement and will use reasonable efforts to assist the Company in obtaining any withdrawal or termination of the effectiveness of the Shelf Registration Statement, including but not limited to providing any consents or authorizations necessary or desirable in connection therewith.

     2.3 DELAY, POSTPONEMENT AND SUSPENSION OF SALE. Notwithstanding the provisions of Section 2.2 hereof, the Company shall have the right on one or more occasions to delay the filing or effectiveness of the Shelf Registration Statement, or, if the Shelf Registration Statement has become effective, suspend the distribution or disposition of the Holders' Registrable Securities pursuant to the Shelf Registration Statement, for the period (the "Delay Period") specified below in the event that either
(i) the Company files a Registration Statement covering shares of Common Stock or any other security of the Company to be issued by the Company or for resale by other stockholders of the Company, or (ii) the Company determines in its reasonable judgment that (a) the filing, declaration of effectiveness or continued effectiveness of such Shelf Registration Statement at such time would require the Company to disclose in the Registration Statement a proposed or consummated financing, reorganization or recapitalization, or pending or consummated negotiations relating to a merger, consolidation, acquisition or similar transaction or other business transaction, or other material event, which would otherwise adversely affect the Company; or (b) pro forma and/or historical financial statements meeting the requirements of the Securities Act as a result of any transaction described in clause (ii)(a) above are not available at such time. In the case of clause (i) above, the Delay Period shall begin on the fifth (5th) business day following the date of a written notice given by the Company to the Holders of the filing of a Registration Statement in connection with such offering, and shall end on the closing date of such offering, subject to any lock-up period described in Section 2.10. In the case of clause (ii) above, the Delay Period shall begin on the date specified in a written notice given by the Company to the Holders and shall end upon further written notice by the Company. Any notice by the Company pursuant to this Section 2.3 shall be given in the manner set forth in
Section 4.7. If the filing or effectiveness of the Shelf Registration Statement is delayed or the right of Holders to distribute or dispose of Registrable Securities pursuant to the Shelf Registration Statement is suspended by the Company as set forth in this Section 2.3, the Company shall use its commercially reasonable best efforts to file and cause to be declared effective, or reinstate the Holders' ability to distribute or dispose of Registrable Securities pursuant to, the Shelf Registration Statement within ten (10) business days following the expiration of any Delay Period applicable to clause (i) above, subject to any lock-up period described in Section 2.10, and within five (5) business days following the expiration of any Delay Period applicable to clause (ii) above; provided that in either case any necessary financial statements are available for filing. The Company shall not be deemed to be in breach of its obligations pursuant to Section 2.2, 2.6(a) or otherwise pursuant to this Agreement due to the commencement or continuation of any Delay Period resulting from any of the events referred to in clauses (i) or (ii) above. The parties acknowledge that, in the case of clauses (i) or (ii) above, the Company shall use commercially reasonable efforts to limit any Delay Period to a reasonable period of time following the availability of any financial statements required to be included in the Registration Statement and the making of any public disclosure as a result of any negotiation or the entering into of any transaction of the nature referred to in such clause.

     2.4 PIGGYBACK REGISTRATIONS. No Holder shall have the right to include any Registrable Securities in any other Registration Statement filed or proposed to be filed by the Company. Additionally, no stockholder of the Company other than a Holder shall have the right to include their securities of the Company in, or otherwise participate in, the Shelf Registration Statement. All of the Registrable Securities shall be entitled, at the option of the Holders thereof, to be included in the Shelf Registration Statement so long as such Holder complies with the provisions of this Agreement.

     2.5 REGISTRATION EXPENSES. (a) All expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company, regardless of whether the Shelf Registration Statement becomes effective, including without limitation:

               (i) all registration and filing fees and expenses;

               (ii) fees and expenses relating to compliance with federal securities and state "blue sky" securities laws;

               (iii) expenses of printing (including printing certificates for the Registrable Securities and prospectuses), messenger and delivery services and telephone charges;

               (iv) fees and disbursements of counsel for the Company and fees and disbursements of up to $10,000 for one counsel (which shall be Perkins Coie LLP unless other counsel is appointed by the Holders of a majority of the Registrable Securities) for all of the Holders of the Registrable Securities selling such securities pursuant to the Shelf Registration Statement;

               (v) all application and filing fees in connection with listing the Registrable Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof;

               (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit required by or incident to such performance); and

               (vii) such other reasonable and customary expenses as may be at such time (A) associated with shelf registration offerings and (B) customarily borne by the issuer, which such reasonable and customary expenses shall not be deemed to include any underwriter or agent discounts, commissions or applicable transfer taxes attributable to the sale of Registrable Securities.

     The Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses of any Person, including special experts, retained by the Company. Notwithstanding the provisions of this
Section 2.5, each Holder shall pay registration expenses if and to the extent required by applicable law.

     2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall, as expeditiously as reasonably possible:

          (a) Use commercially reasonable efforts to keep the Shelf Registration Statement effective for the Effective Period, subject to its right to invoke any Delay Period, and provide all requisite financial statements required by such Shelf Registration Statement for such Effective Period, subject to any Delay Period and other rights and provisions of
Section 2.3. Subject to any Delay Period and the other terms and provisions set forth in Section 2.3, upon the occurrence of any event that would cause the Shelf Registration Statement or the prospectus contained therein (i) to contain a material misstatement or omission or (ii) not to be effective and usable for resale of Registrable Securities during the Effective Period (other than pursuant to Section 2.3), the Company shall promptly file an appropriate amendment to such Shelf Registration Statement, (A) in the case of clause (i), correcting any such misstatement or omission, and (B) in the case of clauses (i) and (ii), using its commercially reasonable efforts to cause such amendment to be declared effective and such Shelf Registration Statement and the related prospectus to become usable for their intended purpose(s) as soon as commercially practicable thereafter;

          (b)   Prepare  and  file  with  the  SEC  such   amendments   and
post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the duration of the Effective Period; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented, to be filed pursuant to Rule 424, and to comply fully with Rules 424 and 430A of the Securities Act, as applicable, in a timely manner; and otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof as set forth in such Shelf Registration Statement or supplement to the prospectus;

          (c) Furnish to counsel for the selling Holders named in any Shelf Registration Statement or prospectus, before filing with the SEC, copies of any Shelf Registration Statement or any prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or prospectus, which documents will be subject to the review and comment of counsel for such Holders for a period of time as is reasonably appropriate under the circumstances, determined in the sole discretion of the Company (it being acknowledged that such period shall be at least three (3) business days in the case of an initial draft of the Shelf Registration Statement and such shorter time as may be appropriate in the case of any supplements or amendments thereto), and the Company agrees to reasonably consider such comments in preparing the filing of any such Shelf Registration Statement or prospectus or any amendment or supplement to any such Shelf Registration Statement or prospectus (including all such documents incorporated by reference);

          (d) Furnish (without charge) to counsel for the selling Holders, one copy of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits) and furnish to the Holders such number of copies of the prospectus included in such Registration Statement, including each preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (e) Use all reasonable commercial efforts to register or qualify the Registrable Securities covered by such Registration Statement under such securities or blue sky laws of such States of the United States of America where any exemption is not available as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify generally to do business as a foreign corporation, to pay taxes in any jurisdiction where it would not but for the requirements of this Agreement be obligated to be so qualified, to consent to general service of process or to pay taxes in any such state or jurisdiction;

          (f) Promptly notify counsel for the Holders selling Registrable Securities covered by such Registration Statement: (i) when the Registration Statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the Registration Statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and (v) at any time when a prospectus relating to the Shelf Registration Statement is required to be delivered under the Securities Act, upon discovering that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (v), the Company will, subject to the other terms of this Agreement, promptly prepare and furnish to the Holders participating in the offering of the Registrable Securities, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (g) Comply with all applicable rules and regulations of the SEC, and make generally available to the Holders, as soon as reasonably practicable after the effective date of the Shelf Registration Statement (and in any event within sixteen (16) months thereafter), an earnings statement  (which  need not be  audited)  covering  the  period of at least twelve (12) consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the Shelf Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (h) Cause all Registrable Securities covered by the Shelf Registration Statement to be listed on the Nasdaq National Market or other principal securities exchange on which similar securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange;

          (i) Provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement; and

          (j) Cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the instructions of the selling Holders of Registrable Securities.

     Each Holder agrees that if the Shelf Registration Statement shall have been declared effective, upon the giving of any notice from the Company of the happening of any event of the kind described in Section 2.6(f)(v), or the giving of notice by the Company of the invocation of any Delay Period pursuant to Section 2.3, such Holder will discontinue such Holder's disposition of Registrable Securities pursuant to the Shelf Registration Statement covering such Registrable Securities until (A) in the case of
Section 2.6(f)(v), such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by such Section and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession, of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice, and (B) in the case of any Delay Period pursuant to Section 2.3, until the expiration of such period or as otherwise provided in Section 2.3. Following the end of any restriction on disposition pursuant to Section 2.6(f)(v) or Section 3, the Shelf Registration Statement shall remain effective for a period equal to the greater of (i) 5 business days, or (ii) such greater number of business days as determined by the difference of (x) 20, less (y) the number of business days for which Holders have been able to sell without restriction under the Shelf Registration Statement prior to any notice delivered pursuant to Section 2.6(f)(v) or Section 3.

     2.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted to a Holder under this Section 2 shall terminate and be of no further force and effect upon the earlier of: (i) such time as the securities of the Company held by a Holder cease to be Registrable Securities, as defined herein, and (ii) such time as the Effective Period shall have expired.

     2.8 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

     2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under Section 2.2:

          (a) Indemnification by the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, if any, who control such Holder within the meaning of the Securities Act or the Exchange Act, against any and all losses, claims, damages, liabilities or expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof), arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any case to the extent that any loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission  or  alleged  omission  made  therein  in  reliance  upon  and  in
conformity  with  written  information   furnished  expressly  for  use  in
connection with such registration by such Holder, partner, officer, director, or controlling person of such Holder, and provided, further, that the Company shall not be liable to any Person who participates in the offering or sale of Registrable Securities or any other Person, if any, who controls such Person, in any such case if any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of such Person's failure to send or give a copy of the final prospectus or amendment or supplement thereto, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus so long as such final prospectus, and any amendments or supplements thereto, have been furnished to such Person participating in the offering or sale of Registrable Securities.

          (b) Indemnification by the Holders. To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in such Registration Statement, indemnify and hold harmless the Company, each of its directors, its officers, and each Person, if any, who controls the Company within the meaning of the Securities Act, and any other Holder selling securities under such Registration Statement or any of such other Holder's partners, directors or officers, if any, who control such Holder, against any losses, claims, damages, liabilities or expenses (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), severally, to which the Company or any such director, officer, controlling Person, or other such Holder, partner, director, or officer, if any, or controlling such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for registration of the Registrable Securities, or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent (and only to the extent) that such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such registration; provided, however, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

          (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.9, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.9, except to the extent that the indemnifying party is prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), in any of which events such fees and expenses shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, and which counsel shall be approved by the indemnifying party, whose approval shall not be unreasonably withheld. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          (d)  Contribution.  If the  indemnification  provided for in this
Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages, liabilities or expenses (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, of the nature contemplated by such indemnification provision, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that, in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

          (e) Survival of Indemnification. The obligations of the Company and the Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a Registration Statement pursuant to
Section 2.2.

          (f) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 2.9 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

     2.10 "MARKET STAND-OFF" AGREEMENT. In the case of any underwritten public offering by the Company of shares of Common Stock, whether for its own account or for the account of any stockholder of the Company, each Holder agrees that, during a period of seven (7) days prior to and ninety
(90) days following the effective date of a Registration Statement filed in connection with such offering, such Holder will not, without the prior written consent of the Company, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by such Holder or with respect to which such Holder has or hereafter acquires the power of disposition, or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The Company shall give notice of such restriction in the manner set forth in Section 4.7. Upon the request of the underwriters for any underwritten public offering of Common Stock of the Company referred to above, each Holder hereby agrees to deliver a "lock-up" or "market stand-off" agreement signed by such Holder which is equivalent in substance to the agreement set forth in this Section 2.10 addressed to such underwriter. Any such underwriter shall expressly be deemed to be a third party beneficiary of this Section 2.10.

     The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans or similar forms that may be promulgated in the future, or a registration relating solely to a Rule 145 transaction (including the registration for resale of securities issued in a Rule 145 transaction) on Form S-4 under the Securities Act or similar forms that may be promulgated in the future, unless in any such case such registration is in connection with an underwritten public offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such restrictive period.

     2.11 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act; and

          (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act.

3.   CONFIDENTIALITY.

          (a) Each Holder agrees not to disclose to any third party or use Confidential Information (as hereinafter defined) of the Company for its own use or for any purpose except to evaluate and enforce its current equity investment in the Company. Each Holder shall undertake to treat such Confidential Information in a manner consistent with the treatment of its own information of similar proprietary nature and agrees that it shall protect the confidentiality of Confidential Information. Each transferee of any Holder who receives Confidential Information shall agree to be bound by such provisions.

          (b) "Confidential Information" means any notices given by the Company pursuant to the terms of this Agreement and any other information disclosed by the Company either directly or indirectly in a writing stamped "Confidential" or "Proprietary" or, if disclosed orally, which is promptly confirmed in writing to be Confidential Information. Confidential Information does not include information, technical data or know-how which
(i) is generally known or publicly available not as a result of any action or inaction of a Holder; (ii) is disclosed to a Holder on a non-confidential basis by a third party having a legal right to disclose such information; or (iii) is approved for release by written authorization of the Company. The provisions of this Section shall not apply to the extent that a Holder is required to disclose Confidential Information pursuant to any law, statute, rule or regulation or any legal process or order of any court, provided that the Holder shall notify the Company of any such required disclosure as promptly as possible and shall cooperate with the Company in order to limit the scope of any order or service of legal process requiring disclosure of such Confidential Information.

4.   GENERAL.

     4.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York without giving effect to conflicts of laws principles. Each of the parties to this Agreement hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Southern District of the State of New York for any action, claim or proceeding arising out of or relating to this Agreement (and agrees not to commence any action, claim or proceeding relating hereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address shall be effective service of process for any action, claim or proceeding brought against it in any such court. Each of the parties to this Agreement hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, claim or proceeding arising out of this Agreement in the courts of the State of New York or the courts of the United States of America located in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, claim or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto hereby irrevocably and unconditionally waives any right it may have to trial by jury in connection with any action, claim or proceeding arising out of or relating to this Agreement.

     4.2 SURVIVAL. The provisions of Section 2.9 and Section 3 hereof shall survive any termination of this Agreement

     4.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each Person who shall be a Holder from time to time in accordance with the terms of this Agreement.

     4.4 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     4.5  AMENDMENT AND WAIVER.

          (a) Except as otherwise expressly provided herein, this Agreement may be amended or modified and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this
Section 4.5 shall be binding upon each Holder and the Company.

          (b) Except as otherwise expressly provided herein, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of at least a majority in interest of the Registrable Securities.

          (c) This Agreement may be amended only with the written consent of the Company to include any additional party as a "Holder."

     4.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Holder's part of any breach, default or noncompliance under this Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law or otherwise afforded to Holders, shall be cumulative and not alternative.

     4.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the sender; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on Exhibit A hereto or at such other address as such party may designate in writing to the Company in accordance with this Section 4.7 by ten (10) days' advance written notice to the other parties hereto.

     4.8 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     4.9 HEADINGS. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing the intent of this Agreement.

     4.10 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all previous negotiations, agreements and arrangements made between the parties with respect to such subject matter.

     4.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     4.12 THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the Company and each of the other signatories hereto and their respective successors and assigns. The underwriter for an underwritten public offering of the Company, as described in Section 2.10, shall be expressly deemed to be a third-party beneficiary of the provisions of such Section. Other than as expressly set forth in this paragraph, no other party will be considered a third-party beneficiary of any rights or benefits created under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.



COMPANY:                                    HOLDER:

THEGLOBE.COM, INC.




By:                                         By:
   ------------------------------              ------------------------------
     Todd V. Krizelman
     Co-Chief Executive Officer




By:
   ------------------------------
      Stephan J. Paternot
      Co-Chief Executive Officer

                                 EXHIBIT A



                            SCHEDULE OF HOLDERS



Name                   Address                    Telephone and Facsimile